                              EMPLOYMENT AGREEMENT                  EXHIBIT 10.5
                              --------------------


     EMPLOYMENT AGREEMENT (this "Agreement"), effective as of September 10, 1996 (the "Effective Date"), by and between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and GARY D. ERVICK (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                WHEREAS, the Company desires to retain the services of the Executive and to enter into this Agreement as of the Effective Date.

         WHEREAS, the Executive is willing to serve the Company on the terms and conditions herein provided.

         THEREFORE, in consideration of the foregoing and of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  EMPLOYMENT
    ----------

         The Company agrees to employ the Executive and the Executive agrees to serve the Company on the terms and conditions set forth herein.

    2.   TERM
         ----

         This Agreement shall have a term (the "Term") beginning on the Effective Date and expiring on the third anniversary of the Effective Date, automatically renewed for an additional one year term upon such third anniversary, or the anniversary of the commencement of any renewal term, unless terminated by either party upon at least ninety (90) days written notice.

    3.   POSITION AND DUTIES
         -------------------

         (a) The Executive shall serve as President, Samsonite Distributing Company and shall perform such duties and services customary with such executive position and as may be prescribed from time to time by the President of The Americas, the President and Chief Executive Officer (the "CEO") and/or the Board of Directors of the Company or any duly authorized committee thereof (the "Board"). The Executive shall perform such duties, under the supervision and direction of the Board, to the best of his ability and in a diligent and proper manner. The Executive shall report directly to the President of The Americas.

         (b) Except during customary vacation periods and periods of illness, the Executive shall, during his employment hereunder, devote his full business time and attention to the performance of services for the Company, and as determined by the Board.

         (c) Nothing in this Agreement shall affect the Executive's duty of loyalty and duty of care to the Company and its subsidiaries as provided under applicable state laws.

     4.  COMPENSATION AND RELATED MATTERS
         --------------------------------

         (a)  Salary. During the Executive's employment hereunder, the Company
              ------
shall pay to the Executive a salary ("Base Salary") in equal installments in accordance with normal payroll practices of the Company but not less frequently than monthly. The Base Salary shall be payable at the rate of $212,000 per annum, starting as of the Effective Date. The payments of Base Salary hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Salary hereunder. The Board, at any time and from time to time, may increase (but not reduce) the Base Salary payable under this Agreement, and increase in the Base Salary shall become effective at the time indicated by the Board without the need for an amendment to this Agreement.

         (b)  Relocation. It is contemplated that the Executive's office shall
              ----------
be in Company's executive offices in Denver, Colorado, unless, subsequently during the Term, the Board and the Executive agree that it would be desirable for the Executive's office to be located elsewhere. Accordingly, the Executive shall promptly relocate to the Denver metropolitan area and shall own or lease a residence in the Denver metropolitan area so long as he shall be headquartered there. To defray the cost of relocating to the Denver metropolitan area, the Company shall provide the relocation benefits set forth in the Samsonite Relocation Policy - Transferred Employees (effective date July 1, 1988), and if the Executive's house in Rhode Island does not sell within ninety (90) days of a Company directed and approved listing for sale, the Company or a third party engaged by the Company shall take responsibility for the house and its sale. Regardless of how the house is sold, the Company shall pay the Executive the difference between the sale price and the Executive's documented purchase price and reasonable improvements (estimated to be approximately $565,000) less applicable commission; provided that the Company's obligation in this sentence shall be net of any mortgage debt on the house. Except as provided in this
Section 4(b), the Company shall have no obligation to reimburse the

Executive for any costs and expenses incurred in connection with the relocation of the Executive and his family to the Denver metropolitan area.

         (c)  Expenses.  The Executive shall be entitled to receive prompt
              --------
reimbursement from the Company of all reasonable expenses incurred by the Executive in performing services hereunder, in accordance with the policies and procedures established by the Company from time to time. The Executive shall furnish the Company with evidence that such expenses were incurred as the Company may from time to time reasonably request.

         (d)  Stock Option Agreement. As an inducement to enter into this
              ----------------------
Agreement and solely in connection with the performance of services by the Executive pursuant to this Agreement, the Executive shall receive a grant of stock options (the "Options") to purchase 40,000 shares of the common stock, par value $.01 per share ("Common Stock"), of the Company pursuant to and subject to the terms and conditions of the Stock Option Agreement, by and between the Company and the Executive (the "Stock Option Agreement").

         (e)  Other Benefits. From and after the Effective Date, the Executive
              --------------
shall be entitled to participate in all of the Company's employee pension plans, welfare benefit plans, tax-deferred savings plans, or other benefit arrangements (including any insurance or trust arrangements maintained generally for the benefit of the Company's directors and officers) and in which the senior executives of the Company who receive equity-based compensation are entitled to participate (collectively, the "Company Plans"), on the same basis as other senior executives of the Company who receive equity-based compensation, and shall be provided with the continued use of the Company provided automobile in accordance with the Company's current policy for executive officers. Without limiting the generality of the foregoing, upon confirmation by the Board, the Executive shall be entitled to participate in any supplemental executive retirement plan or excess benefit plan (a "SERP") that the Company may maintain from time to time for the benefit of its senior executive officers who receive equity-based compensation provided that Executive's participation shall be on the same terms and conditions as such senior executives, all as determined by the Board. The Company and the Executive agree that nothing in this Agreement shall preclude the Company from amending or terminating any such employee benefit plan, policy or practice, whether now or hereinafter in effect.

         (f)  Incentive Bonus. The Executive shall be eligible to receive an
              ---------------
annual incentive bonus (the "Incentive Bonus") in respect of each fiscal year of the Company that ends during the Term, starting with the fiscal year ending January 31, 1997. The Incentive Bonus in respect of each fiscal year that ends during the Term (each, a "Reference Year") shall be calculated on the terms hereafter set forth in this Section 4(f). The

Incentive Bonus may, subject to the conditions set forth below, equal up to 120% of the Executive's Qualified Base Salary. For the purpose of this Section 4(f), the Executive's Qualified Base Salary shall mean 75% of his Base Salary. Except as provided in Section 4(f)(v) below, the Executive's Incentive Bonus shall consist of a Target Bonus and a Project Bonus (each as defined below), determined as follows:

         (i) A portion of the Incentive Bonus (the "Target Bonus") in an amount equal to one-half of the EBIT Attainment Percentage (as defined below) multiplied by the Qualified Base Salary of the Executive (with respect to the applicable Reference Year) shall be payable to the Executive with respect to each Reference Year, provided that the Target Bonus shall not be paid with respect to any Reference Year if the EBIT Attainment Percentage with respect to such Reference Year is less than eighty percent (80%). The "EBIT Attainment Percentage" with respect to any Reference Year shall mean the percentage that is established as follows: if the EBIT (as defined below) of the Company with respect to the Reference Year is

             (A) less than the Minimum EBIT Target (as defined below) for such Reference Year, then the EBIT Attainment Percentage shall equal zero percent (0%);

             (B) equal to the Minimum EBIT Target for such Reference Year, the EBIT Attainment Percentage shall equal eighty percent (80%);

             (C) greater than the Minimum EBIT Target but less than the Annual EBIT Target (as defined below) for such Reference Year, the EBIT Attainment Percentage shall equal the sum of (x) eighty percent (80%) plus (y) the product of twenty percent (20%) multiplied by a fraction, the numerator of which shall be the excess of (I) the EBIT of the Company over (II) the Minimum EBIT Target for such Reference Year and the denominator of which shall be the excess of the Annual EBIT Target over the Minimum EBIT Target; or

             (D) equal to the Annual EBIT Target for such Reference Year, the EBIT Attainment Percentage shall equal one hundred percent (100%).

             (E) greater than the Annual EBIT Target but less than the Maximum EBIT Target (as defined below) for such Reference Year, the EBIT Attainment Percentage shall equal the sum of (x) one hundred percent (100%) plus (y) the product of twenty percent (20%) multiplied by a fraction, the numerator of which shall be the excess of (I) the EBIT of the Company over (II) the Annual EBIT Target for such Reference Year and the denominator of which shall be the excess of the Maximum EBIT Target over the Annual EBIT Target; or

             (F) equal to or greater than the Maximum EBIT Target for such Reference Year, the EBIT Attainment percentage shall equal one hundred twenty percent (120%).

       (ii) The Board shall determine the "Annual EBIT Target", the "Minimum EBIT Target", and the Maximum EBIT Target for the Reference Years ending January 31, 1998, January 31, 1999, and January 31, 2000, and promptly after such targets have been determined, the Board shall give the Executive written notice thereof. The Annual EBIT Targets, Minimum EBIT Targets, and Maximum EBIT Targets determined by the Board shall be reasonably achievable in the good faith judgment of the Board. The Board shall have the right, acting unilaterally and in good faith, to adjust the Annual EBIT Target, the Minimum EBIT Target, and the Maximum EBIT Target upon the occurrence of any acquisition, disposition or other significant event that occurs after such targets have been determined. For purposes of this Section 4(f), "EBIT" shall mean, for any period, the Company's consolidated earnings (excluding extraordinary gains and losses and gains or losses from the sale of fixed assets outside of the ordinary course of business) from continuing operations before interest and taxes for such period, and EBIT shall be determined on the same basis as the Annual EBIT Target, the Minimum EBIT Target, and the Maximum EBIT Target. Notwithstanding the foregoing, EBIT for any Reference Year shall be equitably adjusted by the Board (solely for the purposes of Section 4(f)(i)) to the extent that the Company's business was not conducted in the ordinary course in accordance with past practices.

      (iii) A portion of the Incentive Bonus in a target amount equal to a maximum of fifty percent (50%) of the Qualified Base Salary of the Executive (with respect to the Reference Year) (the "Project Bonus") shall be payable to the Executive to the extent that the Board determines that the Executive has satisfactorily completed certain projects (the "Annual Projects") established by the Board with respect to such Reference Year in accordance with this subparagraph (iii); provided that the Board may award a Project Bonus between eighty percent (80%) and one hundred twenty percent (120%)of the target amount based upon its evaluation of the manner in which the Executive completes the Annual Projects. The Company shall determine the Annual Projects for each fiscal year during the Term and promptly after such projects have been deter-mined, the Board shall give the Executive written notice thereof. The Annual Projects determined by the Board shall be reasonably achievable in the good faith judgment of the Board. The Executive acknowledges that the Annual Pro-jects established by the Board may not be measured by financial results or other quantifiable standards and may depend on subjective judgments by the Board, and the Executive agrees that the determination of the Board as to the extent to which such Annual Projects have been satisfactorily completed shall be conclu- sive for all purposes, provided that such determination shall be made in good faith.

     (iv) Each Incentive Bonus (including the Target Bonus and the Project Bonus) shall be paid not more than 30 days after a determination by the Board that applicable performance goals have been met, and such determination shall be made not later than 10 days following the filing of a Form 10-K for the Company, or if the Company is not required to file a Form 10-K, not later than 10 days following the date upon which the Company's audited financial statements first become available.

      (v) Not withstanding the forgoing paragraphs of this Section 4(f), the Executive shall be entitled to receive an Incentive Bonus for the full Reference Year ending January 31, 1997 based upon the following:

  a.  Annual Salary of $212,000
  b. 60% of Annual Salary if minimum performance levels attained, 75% of Annual Salary if target performance levels attained, and 90% of Annual Salary if maximum performance levels attained.
  c. Three-quarters of the award shall be based upon the Incentive Compensation Plan of American Tourister and one-quarter shall be based on the Incentive Compensation Plan of the Company and its corporate Incentive Plan goals.

      (g) Vacation and other Absences.  The Executive shall be entitled to the
          ---------------------------
number of paid vacation days in each calendar year determined in accordance with the Company's vacation policy as in effect immediately prior to the execution of this Agreement.

      (h) Services Furnished.  The Company shall furnish the Executive with
          ------------------
office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

     5.  TERMINATION
         -----------

         The Executive's employment hereunder may be terminated under the following circumstances:

         (a)  Death. The Executive's employment hereunder shall terminate upon
              -----
his death.

         (b)  Disability. If the Board determines in good faith, based on
              ----------
medical evidence acceptable to it, that the Executive has become physically or mentally disabled or incapacitated during his employment hereunder for a continuous period of ninety (90) days to such an extent that he shall be unable to perform his duties hereunder then, notwithstanding the provisions of Section 2, the Company may, after the expiration of said ninety (90) day period and during the continuance of such disability or incapacity, give to the Executive a Notice of Termination (as defined in Section 5(e) hereof) of the Executive's employment hereunder and such employment shall terminate on the date provided in
Section 5(f) hereof.

         (c)  Termination by the Company. The Company may terminate the
              --------------------------
Executive's employment hereunder at any time with or without Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the engaging by the Executive in willful misconduct that is materially injurious to the Company, (B) the embezzlement or misappropriation of funds or property of the Company by the Executive or the conviction of the Executive of a felony or the entrance of a plea of guilty by the Executive to a felony or (C) the failure or refusal by the Executive to devote his full business time and attention to the performance of his duties and responsibilities hereunder or any other breach by the Executive of this Agreement in any material respect if such breach has not been cured by the Executive within thirty (30) days after the Preliminary Notice (as defined below) has been given to the Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated for Cause, unless the Company shall have given the Executive (i) notice (the "Preliminary Notice") setting forth, in reasonable detail the facts and circumstances claimed to provide a basis for termination for Cause, (ii) a reasonable opportunity for the Executive, together with his counsel, to be heard before the Board and (iii) a Notice of Termination stating that, in the good faith judgement of the Board, the Executive was guilty of conduct set forth in clauses (A), (B) or (C) above, and specifying the particulars thereof in reasonable detail. Upon receipt of the Preliminary Notice, the Executive shall have thirty (30) days in which to appear before the Board with counsel, or take such other action as he may deem appropriate, and such thirty

(30) day period is hereby agreed to as a reasonable opportunity for the Executive to be heard.


         (d)  Termination by the Executive. The Executive may voluntarily
              ----------------------------
terminate his employment hereunder at any time with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the Executive has not been guilty of the conduct set forth in clauses (A), (B) or (C) of
Section 5(c) hereof, (i) a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Executive to the Company or (ii) the assignment to the Executive by the Company of duties materially inconsistent with the Executive's current level of duties or responsibilities as a senior executive, or (iii) a relocation by the Company of the Executive's office to a location outside a 30 mile radius from Denver, Colorado, which relocation is made not as part of a relocation of the Company's executive offices; (in the case of each of clauses (ii) and (iii) above, without the consent of the Executive). Notwithstanding the foregoing, for the Executive to terminate under this Section 5(d), the Executive must give Notice of Termination not later than 60 days from, as applicable, the date that the Company fails to cure under (i) above, the assignment of duties under (ii) above, and the date that the Executive is advised of the proposed relocation under (iii) above.

         (e)  Notice of Termination. Any termination of the Executive's
              ---------------------
employment by the Company or by the Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         (f)  Date of Termination. Except to the extent otherwise herein
              -------------------
provided, "Date of Termination" shall mean (i) if the Executive's employment is terminated pursuant to Section 5(a), the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 5(b) or (c), the date of or a later date specified in the Notice of Termination, (iii) if the Executive's employment is terminated pursuant to Section 5(d), the date on which the Notice of Termination is given and (iv) if this Agreement is continued in effect to the end of the Term, the last day of the Term. Except as provided in and subject to Section 6 hereof, the Company shall not have any obligation to Executive for salary continuation, severance or termination pay upon termination of this Agreement.

     6.  COMPENSATION UPON TERMINATION
         -----------------------------

         (a) If the Executive's employment is terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason, or (iii) by reason of the Executive's death or disability (pursuant to Section 5(b) hereof), then the Company shall pay the Executive his full Base Salary through the Date of Termination (to the extent not otherwise paid through the Date of Termination) at the rate in effect immediately prior to the Date of Termination, provided that if the Executive's employment hereunder terminates by reason of his death, the Company shall continue to make salary payments at the rate of the Base Salary then in effect in respect of the month following the date of death. In addition, notwithstanding any provision to the contrary in this Agreement, the Executive shall continue to participate in, and shall receive all accrued benefits to which the Executive is entitled under, all of the Company Plans, through the Date of Termination, provided that the Executive shall not be entitled to any portion of the Incentive Bonus unless such bonus shall be payable pursuant to Section 4(f) with respect to a Reference Year ending on or before the Date of Termination. With respect to the Incentive Bonus, if the Date of Termination occurs after the end of a Reference Year and prior to the determination of whether the performance goals for such Reference Year were met, such Incentive Bonus shall be payable, if it is determined that such goals were met, in accordance with the provisions of Section 4(f) hereof.

         (b) If the Executive's employment is terminated (i) by the Company without Cause (other than for disability pursuant to Section 5(b) hereof), or
(ii) by the Executive for Good Reason, then the Company shall pay to the Executive, as severance pay in a lump sum, not later than the fifth day following the Date of Termination, the following amounts, which shall not be discounted to take into account present value:

         (A) to the extent not otherwise paid through the Date of Termination, the Executive's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; and

         (B) in lieu of any further salary and bonus or other incentive compensation payments to the Executive for periods subsequent to the Date of Termination, the sum of two hundred percent (200%) of the Base Salary of the Executive and provided that the Executive also shall receive, after the end of the Company's fiscal year during which the Date of Termination occurs, a payment in the amount equal to a pro-rata portion of any incentive bonus which would have been payable to the Executive, if any, for that portion of the fiscal year preceding the Date of Termination.

In addition to the foregoing, until such time that the Executive becomes eligible for coverage under a program maintained or sponsored by a subsequent employer of the Executive (not including self-employment), the Company shall, at the Company's expense, allow the Executive to continue to participate, for a period not to exceed six (6) months, to the same extent and upon the same terms as the Executive participated in such plans immediately prior to the termination of his employment, in the Company's medical reimbursement and other welfare benefit plans in which the Executive was entitled to participate immediately prior to the Date of Termination; provided that the Executive's continued participation in such plan shall be continued pursuant to this sentence only to the extent permissible under the general terms and provisions of such plans and applicable law.

           (c) In the event that this Agreement is continued in effect to the end of the Term or any one-year renewal term and at or prior to expiration of the Term or any one-year renewal term the Company has not offered to extend this Agreement upon the same or substantially similar terms and conditions for an additional term of at least one year, the Company shall pay the Executive a sum equal to 200% of the Base Salary; payment to be made within thirty (30) days from the Date of Termination of employment and, after the end of the Company's fiscal year during which the Date of Termination occurs, a payment equal to a pro-rata portion of any incentive bonus which would have been payable to the Executive, if any, for that portion of the fiscal year preceding the Date of Termination. The Company shall have no further obligations to the Executive, except as may be provided under the express terms of this Agreement or of any applicable pension or welfare plans or in accordance with the survivorship provisions of Section 13 of this Agreement.

     7.    LEGAL FEES; REIMBURSEMENT OF CERTAIN EXPENSES
           ---------------------------------------------

           The Company shall promptly reimburse the Executive for the reasonable legal fees and expenses incurred by the Executive in connection with enforcing or defending any right or benefit of the Executive pursuant to this Agreement or instruments related thereto; provided that the Company shall have no obligation to reimburse the Executive for any such fees and expenses unless the resolution of any action taken by the Executive to enforce such right is in favor of the Executive. In addition, the Company hereby agrees that the amount of any such legal fees and expenses reimbursed to the Executive in connection with enforcing any right or benefit provided to the Executive by the Company pursuant to or in accordance with this Agreement shall not be taken into account by the Company in determining the aggregate compensation paid or payable to the Executive under this Agreement.

     8.    INDEMNIFICATION
           ---------------

           The Company shall indemnify the Executive (and his legal representatives), unless expressly prohibited by applicable law, against all losses, claims, damages, liabilities, costs, charges and expenses incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives) may be made a party by reason of his being or having been a director, officer or employee of the Company (including payment of expenses in advance of the final disposition of the proceeding). The Company further agrees, upon demand by the Executive, promptly to reimburse the Executive for, or pay, any loss, claim, damage, liability or expense, unless expressly prohibited by applicable law, to which the Company has agreed to indemnify the Executive pursuant to Sections 7 and 8 hereof. If any action, suit or proceeding is brought or threatened against the Executive in respect of which indemnity may be sought against the Company pursuant to the foregoing, the Executive shall notify the Company promptly in writing of the institution of such action, suit or proceeding. Such action, suit or proceeding shall be defended by and be under the exclusive control of the Company and its counsel; except that the Executive shall have the right to designate separate counsel, acceptable to the Executive in his sole discretion, and, to the extent of a conflict of interest with the Company, the right to direct, control and supervise the Executive's defense of such action, suit or proceeding.

     9.    TAXES
           -----

           The Company shall deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

     10.   CONFIDENTIALITY AND NONCOMPETITION
           ----------------------------------

           (a) Unless otherwise required by law or judicial process, the Executive shall keep confidential all confidential information known to the Executive concerning the Company and its businesses during his employment with the Company and for the shorter of three (3) years following the termination of the Executive's employment with the Company or until such information is publicly disclosed by the Company or otherwise becomes publicly disclosed other than through the Executive's actions; provided, that the Executive shall provide notice to the Company in advance of any disclosure required by law or judicial process in a timely manner to permit the Company to oppose such compelled disclosure.

           (b) The Executive agrees that during his employment with the Company and for a period of one (1) year thereafter he shall not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity that is in substantial competition (in excess of 15% of net sales of such luggage business) with the business engaged in by the Company during the Term in any of the geographic areas in which such business is then conducted by the Company or has been conducted by the Company during the twelve months preceding the termination of the Executive's employment. Nothing in this Agreement shall prevent the Executive from making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over the counter market, provided said investments do not exceed one percent (1%) of the issued and outstanding stock of any one such corporation.

     11.    SUCCESSORS; BINDING AGREEMENT
            -----------------------------

            (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or a substantial portion of the stock, business or assets of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement).

            (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would be still payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided hereunder, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other beneficiary or, if there be no such beneficiary, to the Executive's estate.

     12.    NOTICE
            ------

            For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or (iii) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:
            -------------------

                 Gary D. Ervick
                 95 Juniper Drive
                 East Greenwich, RI  02818

            If to the Company:
            -----------------

                 Samsonite Corporation
                 11200 East Forty-Fifth Avenue
                 Denver, Colorado  80239
                 Attention:  Board of Directors
                 c/o Corporate Secretary
                 (with a copy to the attention of General
                 Counsel at the same address)

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     13.    SURVIVORSHIP
            ------------

            The respective rights and obligations of the parties hereunder set forth in Sections 6, 7, 8, 9, and 10 of this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     14.    REPRESENTATIONS AND WARRANTIES
            ------------------------------

            The Company represents and warrants that (a) it is fully authorized and empowered to enter into this Agreement and that its Board has approved the terms of this Agreement, (b) the execution of this Agreement and the performance of its obligations under this Agreement shall not violate or result in a breach of the terms of any material agreement to which the Company is a party or by which it is bound, (c) no approval by any governmental authority or body is required for it to enter into this Agreement, and (d) this Agreement is valid, binding and enforceable against the Company in accordance with its terms, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the rights of creditors generally and any regulations or interpretations thereof. The Executive represents and warrants that his execution of this Agreement and his performance of his duties and responsibilities under this Agreement shall not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

     15.    MISCELLANEOUS
            -------------

            (a)    Entire Agreement. The parties hereto agree that this
                   ----------------
Agreement and the Stock Option Agreement referred to in Section 4(d) hereof contain the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the employment by the Company of the Executive, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. Nothing contained herein shall supersede or otherwise modify the rights and obligations of the Company or the Executive under the Stock Option Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

            (b)  Waiver. No waiver by either party hereto at any time of any
                 ------
breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


            (c)    Choice of Law. The validity, interpretation, construction and
                   -------------
performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     16.    VALIDITY
            --------

            The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     17.    COUNTERPARTS
            ------------

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company has caused its name to be subscribed to this Agreement by its duly authorized representative and the Executive has executed this Agreement as of the date and the year first above written.

                                             SAMSONITE CORPORATION



                                             By:     /s/ R. R. Nicolosi
                                                -------------------------------
                                             Print Name: Richard R. Nicolosi
                                                         ----------------------
                                             Title:   President & CEO
                                                   ----------------------------



                                                 /s/ Gary D. Ervick
                                             ----------------------------------
                                             Gary D. Ervick